AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 2000

                                        REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ADVERTAIN ON-LINE INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


            NEVADA                            7319                          91-1921796
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)               NUMBER)

              ----------------------------------------------------

                            341 Water St., 3rd Floor
                                 Vancouver, B.C.
                                 Canada V6B 1B6
                                  604/685-0667

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                                     A Cage
                             Advertain On-Line Inc.
                            341 Water St., 3rd Floor
                                 Vancouver, B.C.
                                 Canada V6B 1B8
                                  604/685-0667

               (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED
                          PRINCIPAL PLACE OF BUSINESS)

              ----------------------------------------------------
                                   COPIES TO:

                             STEVEN A. SANDERS, ESQ.
                         BECKMAN, MILLMAN & SANDERS LLP
                           116 JOHN STREET, SUITE 1313
                            NEW YORK, NEW YORK 10038
                                 (212) 406-4700

              ----------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                     Proposed Maximum         Proposed Maximum         Amount of
Title of Each Class of             Amount to be      Offering Price Per       Aggregate Offering       Registration
Securities to be Registered (1)    Registered        Security                 Price                    Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001par                 1,000,000                $1.50            $1,500,000(2)                $517
value

Underlying Common Stock,                1,000,000                $1.50            $1,500,000(2)                $517
$0.001 par value
-------------------------------------------------------------------------------------------------------------------

              Total                     2,000,000                                    $3,000,000              $1,034
-------------------------------------------------------------------------------------------------------------------

(1) The issuance is a unit consisting of one common share and one warrant to buy the underlying common share at an exercise price of $1.50.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                   SUBJECT TO COMPLETION, DATED JULY 28, 2000
                             PRELIMINARY PROSPECTUS


                                 1,000,000 Units

                             ADVERTAIN ON-LINE INC.

                                  Common Stock

     This is an offering of shares of common stock of Advertain On-Line Inc. Advertain is offering to sell 1,000,000 units with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at $1.50 per share.

     Advertain's common stock is quoted on the Pink Sheets under the symbol "AVTO". On June 30, 2000, the last reported sale price of the common stock was $0.60 per share. See "Price Range of Common Stock."

     INVESTMENT IN THIS COMMON STOCK INVOLVES CERTAIN RISKS AND IMMEDIATE SUBSTANTIAL DILUTION IN THE COMMON STOCK. SEE "RISK FACTORS" ON PAGE 6.


                  THE DATE OF THIS PROSPECTUS IS _______, 2000

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY................................................................................................1
         About Us ................................................................................................1
         Our Offices..............................................................................................1

THE OFFERING......................................................................................................2
         Use of Proceeds..........................................................................................2
         Trading Symbol...........................................................................................2
         Risk Factors.............................................................................................2
         Termination..............................................................................................2
         Plan of Distribution.....................................................................................2
         Risk Factors.............................................................................................2

SUMMARY FINANCIAL DATA............................................................................................3

RISK FACTORS......................................................................................................4
         We  Do  Not  Have  Sources  for  Working  Capital  if  Needed............................................4
         We  Have Minimal Operating  History  or  Revenue  or  Assets.............................................4
         Arbitrary Determination of Offering Price................................................................4
         Use of Proceeds Not Specifically Allocated...............................................................4
         Our Officers  and  Directors  May  Have  Conflicts  of  Interest.........................................5
         Products and Services are Untested.......................................................................5
         We May Not be Able to Keep Up With the Rapid Technological Change and
                  Dependence on New Products......................................................................5
         Development of Markets Required for Successful Performance by Advertain..................................5
         We May Not Be Able to Protect Our Intellectual Property..................................................5
         Advertain's Business is Highly Competitive...............................................................6
         We will Depend on Key  Personnel  to Control Our  Business  and Our Business May
                  Suffer  if  They  are  Not  Retained............................................................6
         Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market. .............................6
         Dilution from Exercise of Options........................................................................7
         The potential acquisition of Advertain is more difficult as a result of charter provisions.
                   ...............................................................................................7
         Shares Eligible for Future Sale Could Depress  the  Price  of  Our  Shares...............................7
         We Will Not Pay a Cash Dividend in the Near Future.......................................................7
         We  Make  Estimates  of  Our  Future  In  Forward-Looking  Statements....................................8

USE OF PROCEEDS...................................................................................................9

DILUTION ........................................................................................................10

CAPITALIZATION...................................................................................................11

PRICE RANGE OF COMMON STOCK......................................................................................12

DIVIDEND POLICY..................................................................................................13

SELECTED FINANCIAL DATA..........................................................................................14

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS...................................................................................15

BUSINESS ........................................................................................................17
         Mission  ...............................................................................................17
         Advertain.com--Consumer Appeal..........................................................................17
         Advertain.com...........................................................................................18
         The Board of Advisors...................................................................................19
         The Advertain Advertising Network.......................................................................19
         Sales Strategy..........................................................................................20
         Marketing Strategy......................................................................................21
         Employees...............................................................................................22
         Seasonality.............................................................................................22
         Legal Matters...........................................................................................22
         Facilities..............................................................................................22

MANAGEMENT.......................................................................................................23
         Directors and Executive Officers........................................................................23
         Board of Directors and Executive Officers...............................................................25
         Board Committees........................................................................................25
         Compensation of Directors...............................................................................25
         Executive Compensation..................................................................................26
         Employment and Consulting Agreements....................................................................26
         1999 and 2000 Stock Option Plans........................................................................26
         Limitation of Liability and Indemnification.............................................................27

CERTAIN TRANSACTIONS.............................................................................................28

PRINCIPAL STOCKHOLDERS...........................................................................................28

DESCRIPTION OF SECURITIES........................................................................................28
         Common Stock............................................................................................28
         Private Placements......................................................................................29
         Transfer Agent and Registrar............................................................................30
         Plan of Distribution....................................................................................30

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.........................................................31

SHARES ELIGIBLE FOR FUTURE SALE..................................................................................31

LEGAL MATTERS....................................................................................................31

EXPERTS  ........................................................................................................32

AVAILABLE INFORMATION............................................................................................32

                             Advertain On-Line Inc.

                                 1,000,000 UNITS

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in the securities. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" on page 4.

About Us

     Advertain On-Line Inc. was initially incorporated in the State of Nevada on September 1, 1998. Advertain intends to become the central mediating force and definitive authority in the emerging industry where entertaining content is branded by advertisers or advertisement is made to be entertaining. Management believes that as the demand for and the production of "Advertainment" increase, Advertain will provide first the research tools to create, refine and track the effectiveness of Advertainment, and second, the network on which it can be exposed as part of a new internet advertising model. These two goals will be managed as separate entities within the business, although they are complimentary in function: Advertain.com for market research, and the Advertain Advertising Network for exposure.

     On June 23, 1999, Advertain acquired all of the issued and outstanding shares of Advertain On-Line Inc. As consideration, Advertain issued 1,550,000 shares of common stock, all of which are restricted shares within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended. The issuance of the 1,550,000 common shares of Advertain represented about 24% of the issued and outstanding shares of common stock at June 23, 1999.

Our Offices

     Our offices are located at 341 Water St., 3rd Floor, Vancouver, B.C. Canada, V6B 1B8. Advertain's telephone number is 604/685-0667

                                  THE OFFERING


Common Stock Offered by Advertain.................................     1,000,000
Warrants offered by Advertain.....................................     1,000,000
Common Stock to be outstanding prior to offering..................     8,176,140
Warrants to be outstanding prior to offering......................       650,000
Common Stock to be outstanding after the offering.................     9,176,140
Warrants to be outstanding after this offering ...................     1,650,000

Use of Proceeds

     Advertain intends to use its portion of the proceeds for salaries, marketing, prizes, general and administrative expenditures, development of the business, working capital and other general corporate purposes. See "Use of Proceeds."

Trading Symbol

     Advertain presently trades over the Pink Sheets under the symbol "AVTO".

Risk Factors

     An investment in the shares involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus.

Termination

     We plan to close the offering on ______, 2000.

Plan of Distribution

     There is no underwriter for the offering. Our officers intend to sell Advertain's shares directly on a best efforts, no-minimum basis. Proceeds may be used as received.

Risk Factors

     For a discussion of the risks you should consider before investing in the common stock, see "Risk Factors."

                             SUMMARY FINANCIAL DATA
                         (Dollar amounts and share data)

     The following financial information has been derived from Advertain's financial statements included elsewhere in this prospectus. This data should be read in conjunction with those financial statements and the related notes. It is qualified in its entirety by Advertain's financial statements, related notes and other financial information included elsewhere in this prospectus. See "Financial Statements".

                                                                Three Month
                                                  Year Ended    Period Ended
                                                  December 31,  March 31,
                                                  1999          2000
                                                  (audited)     (unaudited)


Balance Sheet Data:

Total assets ................................      $ 300,867    $ 655,439
Current liabilities .........................      $ 195,809    $  67,037
Long-term debt ..............................      $       0    $       0
Total stockholders' equity (deficit) ........      $ 105,058    $(551,994)


Statement of Operation Data:

Revenue .....................................      $       0    $       0
Expenses:
  Total Expenses ............................      $ 373,367    $ 186,336
Income from operations ......................      $       0    $       0
Loss before income taxes ....................      $(373,367)   $(186,336)

                                  RISK FACTORS

     An investment in the common stock of Advertain involves a high degree of risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Advertain, its business and prospects before purchasing the common stock.

We Do Not Have Sources for Working Capital if Needed.

     The timing and amount of capital requirements are not entirely within our control and cannot accurately be predicted. If capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we can not be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

We  Have Minimal Operating  History  or  Revenue  or  Assets.

     We were only recently organized and we have a limited operating history and must be considered in the development stage. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may continue to be unprofitable. For the three months ended March 31, 2000 and the year ended December 31, 1999, we had net losses of $186,336, and $373,367, respectively. We had no revenue from inception to the year ended December 31, 1999 and for the three months ended March 31, 2000. As of March 31, 2000, we had total assets of $655,439 and a stockholders' deficit of $(551,994). We continue to experience losses and we depend upon the implementation of our business plan to continue our business. Even if we are able to fully implement our business plan, there is no guarantee that we will become profitable.

Arbitrary Determination of Offering Price

     The price of the shares being offered bears no relationship to the assets, book value or net worth of Advertain and should not be considered as an indication of our actual value. The offering price of the shares was determined arbitrarily by management. See "Dilution".

Use of Proceeds Not Specifically Allocated.

     Approximately 12% of the proceeds of this offering are not specifically allocated. Management expects to use approximately $180,000 of the net proceeds from this offering for unallocated working capital. Management expects to use the balance of the proceeds for general corporate purposes, including working capital and capital expenditures in our operations. Consequently, management will have broad discretion to allocate the proceeds of the offering and the amounts actually expended for working capital or capital expenditures may vary significantly depending on a number of factors, including the amount of cash generated or used by our operations.

Our Officers and Directors May Have Conflicts of Interest.

     Our officers and directors will participate in business ventures which could be deemed to compete directly with us. Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our officers or directors are involved in the management of any firm with which we transacts business.

Products and Services are Untested.

     We have created a web site whose primary purpose is to collect and distribute entertaining advertising on the Internet. The advertisements generated by us are tested and we have a fully operational site for Internet users to visit. No assurances can be given that we will be able produce in sufficient quantities, advertisements for sale or that it will attract advertisers to our site. Furthermore, there can be no assurance that Internet users will view our Internet site in sufficient numbers to make our products and services viable.

We May Not be Able to Keep Up With the Rapid Technological Change and Dependence on New Products.

     The market for software is characterized by rapid technological change, frequent new product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render existing products and technology obsolete and unmarketable. The life cycle of our proposed products is difficult to estimate. Our future success will depend largely upon our ability to develop and introduce, on a timely basis, new products that keep pace with technological developments and merging industry standards and address the increasingly sophisticated needs of its customers. We cannot assure that we will be successful in developing and marketing product enhancement or new products that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development introduction and marketing of these products, or that any products developed by us will adequately meet the requirements of the marketplace and achieve market acceptance. Management expects delays in the development and introduction of new products and product enhancement. The length of these delays is unpredictable and the inability to introduce new products in a timely matter would have a materially adverse effect on us

Development of Markets Required for Successful Performance by Advertain.

     We only have limited marketing activity and there can be no assurance that our marketing program, when further developed and employed, will be successful. Our financial performance will depend, in part, on market acceptance of our products which will require substantial marketing efforts and expenditures of significant funds. See "Business-Strategy".

We May Not Be Able to Protect Our Intellectual Property

     We will rely primarily on a combination of copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect any proprietary technology that we may develop. In addition, we will seek to avoid disclosure of any trade secrets it may develop including requiring those persons with access to our information that is developed to execute confidentiality agreements with us and restricting access to any of our source codes that might be developed. We will seek to protect any software we develop and associated documentation and other written materials under trade secret and copyright laws, which afford only limited protection.

     Despite our efforts to protect any proprietary rights, unauthorized parties may attempt to copy aspects of any products developed by us or to obtain and use information that we regard as proprietary. Policing unauthorized use of products that we hope to develop is difficult and while we are unable to determine the extent to which piracy of software exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that our means of protecting any proprietary rights we may develop will be adequate or that our competitors will not independently develop similar technology.

     To date, we have not developed any proprietary rights but there can be no assurance that if and when we develop products those third parties will not claim infringement by us. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in our industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require Advertain to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect upon our business, operating results and financial condition.

Advertain's Business is Highly Competitive

     We are in a development stage with limited business operations. Our business environment is highly competitive. There are a number of companies, which compete both directly and indirectly with our products and services, which are more established and have much more money and resources than us.

We will Depend on Key Personnel to Control Our Business and Our Business May Suffer if They are Not Retained

     We are not sure that we will be able to retain our employees or to identify or rehire additional people. The need for people is particularly important in light of the anticipated demands of future growth and the competition. Our inability to attract, hire or retain good people could have a bad effect on us. We are highly dependent on our key employees, including technical, sales, marketing, information systems, financial and executive personnel due to our new products and the new markets and new sales people we have recently hired. Therefore, our success depends upon our ability to train and retain these people and to identify, hire and retain additional people as the need arises. Competition for these people is substantial.

Penny Stock Reform Act: Possible Inability to Sell in the Secondary Market.

     In October 1990, Congress enacted the "Penny Stock Reform Act of 1990" (the "90 Act") to counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a "penny stock" as an equity security that is not, among other things: a) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; b) a security listed on NASDAQ; c) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of $2,000,000 if the issuer has been continuously operating for less than three years, or $5,000,000 if the issuer has been continuously operating for more than three years, or "average revenue" of at least $6,000,000 for the last three years); or d) a security with a price of at least $5.00 per share for the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share. Under Rule 3a51-1(d)(3), Advertain's Common Stock falls within the definition of a "penny stock". Pursuant to the 90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects of the market for penny stocks including specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. Because our shares are at this time designated "penny stocks", these added disclosure requirements will likely negatively affect the ability of purchasers herein to sell their shares in the secondary market.

Dilution from Exercise of Options

     After this offering , we will have approximately 11,898,860 shares of common stock authorized but unissued and not reserved for specific purposes, an additional 2,275,000 shares of common stock unissued but reserved for issuance under our option plans. All of such shares may be issued without any action or approval by our stockholders. Any issuance of these additional shares of common stock would further dilute the percentage ownership of Advertain held by the investors in this offering.

The potential acquisition of Advertain is more difficult as a result of charter provisions.

     Certain provisions of Nevada law could make more difficult a merger, tender offer or proxy contest involving us, even if those events could benefit our stockholders. These provisions could limit the price that certain investors might be willing to pay in the future for share of our common stock or preferred stock.

Shares Eligible for Future Sale Could Depress  the  Price  of  Our  Shares

     Sales of a substantial number of shares of common stock in the public market following this offering, or the perception that sales could occur, could make the market price of the common stock prevailing from time to time go down and could impair our future ability to raise capital through a sale of our stock. Upon completion of this registration, there will be 9,176,140 shares of common stock outstanding, 5,935,000 of which will be freely tradable without restriction.

We Will Not Pay a Cash Dividend in the Near Future.

     We have never declared or paid any cash dividends on its capital stock and do not anticipate paying cash dividends in the foreseeable future.

We  Make  Estimates  of  Our  Future  In  Forward-Looking  Statements.

     The statements contained in this prospectus that are not historical fact are "forward- looking statements," which can be identified by the use of forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update. Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We can not assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                 USE OF PROCEEDS


     The net proceeds to Advertain On-Line Inc. from the sale of 100%, 50% and 20% of the common stock offered in this offering are listed below after deducting estimate offering expenses of $40,000 and assuming that no commissions are to be paid for any of the shares to be sold. These proceeds are intended to be utilized substantially as follows:

Application of                Approximate                   Approximate                   Approximate
Proceeds                      Amount at 20%                 Amount at 50%                 Amount at 100%

Salaries                         $45,000                      $125,000                      $265,000
Prizes                            65,000                       177,000                       365,000
Legal                             15,600                        43,000                        83,000
Canadian Office                    4,400                        10,000                        22,000
Marketing                         60,000                       150,000                       321,000
New York Office                   30,000                        93,000                       180,000
IR Budget                         10,000                        27,000                        44,000
Unallocated Working               30,000                        85,000                       180,000
Capital
                              ======================================================================
Total                            260,000                       710,000                     1,460,000
                              ----------------------------------------------------------------------


     The amounts apportioned above are only estimates. As of the date of this prospectus, we anticipate expending the above total of $1,460,000 within 12 months of its receipt by us. See "Risk Factors." The actual amount expended to finance any category of expenses may be increased or decreased by our Board of Directors, in its discretion, if required by our operating expenses or if a reapportionment or redirection of funds, including acquisitions consistent with our business strategy, is deemed to be in our best interest. However, as of the date of this prospectus, we have no specific plans, arrangements, understandings or commitments with respect to any such acquisition. See "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition or Plan of Operation."

     Pending use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest bearing deposits in major banks.

                                    DILUTION

     Purchasers of the Common Stock offered hereby can expect an immediate and substantial dilution of their investments. Set forth below is a discussion of the dilution, which an investor would experience upon purchasing a share of Common Stock in the Offering. The consolidated net tangible book value of Advertain as of March 31, 2000 was $402,704. "Consolidated net tangible book value" is the net tangible assets of Advertain (total assets less total liabilities and intangible assets) (see "Unaudited Financial Statements"). As of the date hereof, there are 9,773,750(1) Shares of Advertain's common stock outstanding. Therefore, the consolidated net tangible book value as of March 31, 2000 was $0.04.

     After giving effect to the number of outstanding shares as of the date of this Offering Document, and in the event that all Units offered hereby are sold (2,000,000 Shares) and assuming that no commissions are paid, the pro forma consolidated net tangible book value of the Common Stock as of March 31, 2000 would be $5,083,719 or $0.42 per share. These figures give effect to the deduction of all of the estimated expenses of the offering, including all printing, legal, accounting, blue sky and other fees. The pro forma consolidated net tangible book value of each share will have increased by approximately $0.38 per share to the present stockholders, and decreased by approximately $1.08 per Share to the investors herein if all 2,000,000 Shares are sold.

     Dilution represents the difference between the offering price of the shares offered hereby and the pro forma consolidated net tangible book value per share immediately after the completion of this private offering. Dilution arises mainly from the arbitrary decision by management as to the offering price per share. Dilution of the value of the shares purchased by the investors in this offering will also be due, in part, to the lower book value of the Shares presently outstanding, and in part, to expenses incurred in connection with this offering. The following table illustrates this dilution.


Offering price per share of common stock offered hereby .............     $1.50
Net tangible book value per share before offering ...................     $0.04
Increase per share attributable to new investors ....................     $0.42
Pro forma net tangible book value per share after offering ..........     $0.38
Net tangible book value dilution per share to new investors .........     $1.08


-------------------------

(1) For fully diluted purposes, common shares, 650,000 warrants and 1,235,750 stock options which are either vested or that will vest in three months following the date of this Registration Statement. However, this figure does not include the 270,000 shares of common stock underlying the units issued pursuant to the June, 2000 private placement or the 18,140 shares of common stock issued in the April, 2000 private placement. See "Private Placements" on page 29.

                                 CAPITALIZATION

     The following table sets forth the actual cash and capitalization of Advertain as of March 31, 2000 and the adjusted capitalization, which gives effect to the sale of 100% of the common stock offered in this offering as if it occurred on March 31, 2000. It is conceivable that no shares of common stock will be sold in this offering. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.


                                              As of             Assuming all
                                              March 31,         1,000,000
                                              2000              Units sold(2)


Cash and Equivalents                          $  383,421       $5,064,436

Short-term debt                               $   67,037       $   67,037

Long-term debt                                $        0       $        0

Stockholders equity (deficit):                $  588,402       $2,038,402

Common Stock,
$0.001 par value; 25,000,000
authorized, 7,888,000(3) actual,
12,061,890 fully diluted                      $    7,888       $   12,061

Additional paid in capital                    $  869,083       $5,538,037
Subscription Received in advance              $  263,425       $        0

Accumulated deficit                           $  551,994       $  602,012

Total stockholders equity (deficit)           $  588,402       $2,038,402


----------------------
(2) For fully diluted purposes, assuming all warrants and vested options are in the money, the amount of common shares outstanding including those registered by this registration statement are 12,061,890 (common shares 9,176,140, warrants 1,650,000, options vested or that will vest in three months following the date of this document 1,235,750). Of the warrants 650,000 are exercisable at $1.00 and 1,000,000 are exercisable at $1.50. Of the options 160,000 are exercisable at $0.25, 745,750 are exercisable at $0.50 and 330,000 exercisable at a $1.00.

(3)  As of March 31, 2000.

                           PRICE RANGE OF COMMON STOCK

     Advertain has been trading on the Pink Sheets under the symbol AVTO since January 19, 2000. The following table sets for the high and low closing prices for the common stock for the periods indicated. As of June 30, 2000, there were approximately 54 holders of record of the common stock. On June 30, 2000, the closing sales price of Advertain's common stock was $0.60 per share.


                                              High           Low

Second Quarter through                        $1.55         $0.60
June 30, 2000

First Quarter through                         $1.99         $1.00
March 31, 2000

                                 DIVIDEND POLICY

     Advertain has never declared or paid any cash dividends. Advertain currently does not intend to pay cash dividends in the foreseeable future on the shares of common stock. Management intends to reinvest any earnings in the development and expansion of Advertain business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by the Board of Directors of Advertain, based upon the Board's assessment of:

     o    the financial conditions of Advertain;
     o    earnings;
     o    need for funds;
     o    capital requirements;
     o    prior claims of preferred stock to the extent issued and outstanding;
          and
     o    other factors, including any applicable laws.

     Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

                             SELECTED FINANCIAL DATA

     The following selected financial information concerning Advertain has been derived from the financial statements included elsewhere in this prospectus and should be read in conjunction with such financial statements and the related notes. The financial information as of March 31, 2000 has been derived from the unaudited financial statements of Advertain prepared by Accounting Services Inc., Suite 1260, Stock Exchange Tower, 809 Granville Street, Vancouver, B.C., Canada, telephone 604-685-7450.

Balance Sheet Data:

                                                 Year  Ended        Three Months Ended
                                                 December 31, 1999  March 31, 2000
                                                 -----------------  --------------
                                                   (audited)        (unaudited)


Total assets .................................   $ 300,867          $ 655,439
Current liabilities ..........................     195,809             67,037
Long-term debt ...............................           0                  0
Total stockholders' equity (deficit) .........     105,058            588,402

Statement of Operations Data:

Revenue ......................................           0                  0
Expenses:
  Total Expenses .............................    (373,367)           551,994
Income from Operations .......................           0                  0
Loss before income taxes .....................    (373,367)          (551,994)
Provision for income taxes ...................           0                  0
Net loss .....................................    (373,367)          (551,994)
Net loss per share ...........................        (.07)              (.02)

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


     The information contained below includes statements of Advertain management's beliefs, expectations, hopes, goals and plans that are forward-looking statements subject to certain risks and uncertainties that could cause actual results to differ materially form those anticipated in the forward-looking statements. For a description of such risks and uncertainties, see the information set forth under the caption "Forward-Looking Statements," which information is incorporated herein by reference.

     The following discussion and analysis should be read in conjunction with the information set forth under the caption "Selected Financial Data" and the financial statements and notes thereto included elsewhere in this prospectus.

Plan of Operation

     We have suffered recurring losses from operations and have a working capital deficiency of $(551,994) which raise substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements approximately for the next 12 months, without taking into account any internally generated funds from operations. We will need to raise $1,500,000 to continue operations for the next 12 months based on our capital expenditure requirements we expect capital to be raised pursuant to sales of the shares of common stock registered by this registration statement.

     We have the authority to issue 25,000,000 shares of common stock, $0.001 par value. Prior to this filing, we have raised all funds through private placements. In July 1998, we issued 1,000,000 shares of common stock to one of our founders for $1,000 and 50,000 shares of common stock to another founder for $50. In March 1998, we issued 4,000,000 shares of common stock in connection with an additional private offering for $40,000. In March 1999, we issued 35,000 shares of common stock in connection with an additional private placement offering for $1,750. In June 1999, the Company issued 1,550,000 shares for $93,000 and the acquisition of Advertain On Line Canada. In September of 1999 the Company issued 400,000 shares of common stock in connection with an additional private placement offering for $100,000. In October of 1999, 50,000 shares were returned and cancelled at $0.001 per share. In January of 2000 the Company settled a loan of $5,820 from an unrelated party by issuing 23,000 restricted shares under rule 144 of the Securities Act. Also, in January of 2000 the Company issued 500,000 shares of common stock in connection with an additional private placement offering for $250,000. In March of 2000, the Company issued 280,000 units at $1.00 per share. Each unit consisted of 1 common share and 1 warrant to purchase another share of the Company at $1.00 per share. Also, in March the Company settled a note payable of $105,401 by issuing 100,000 units. Each unit consisted of 1 common share and 1 warrant to purchase another share of the Company at $1.00 per share. In April the Company issued 18,140 shares of common stock for cash. In July of 2000 the Company issued 270,000 units at $1.00 per share. Each unit consisted of 1 common share and 1 warrant to purchase another share of the Company at $1.00 per share.

     After this current offering, we will require additional funds to maintain and expand our operations. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Currently we have $67,037 in debt. Our financial statements report a loss of $12,303 for the fiscal period ended December 31, 1998. For this period, we paid $4,444 in office expenses and $1,050 in management fees to the original founding shareholders. For the period ended December 31, 1999, we report a loss of $361,064. We paid $16,936 in office expenses and $10,103 in license fees, $55,250 in consulting fees, $61,146 in marketing and promotion costs and $136,308 in subcontractors and wages. For the interim period ended March 31, 2000, we report a loss of $186,336. We paid $9,964 in office expenses and $1,434 in license fees. After we raise additional funds through this current offering, we anticipate an increase in the number of employees to twenty.

     Our functional currency is the United States Dollar and our consolidated financial statements are reported in United States Dollars unless otherwise stated.

                                    BUSINESS

Mission


     We intend to become the central mediating force and definitive authority in the emerging industry where entertaining content is branded by advertisers or advertisement is made to be entertaining. We believe that as the demand for and production of "Advertainment" increase, we will provide first the research tools to create, refine and track the effectiveness of Advertainment, and second, the network on which it can be exposed as part of a new Internet advertising model. These two goals will be managed as separate business divisions within the business, although they are complimentary in function: Advertain for market research, and the Advertain Advertising Network for exposure.

     Advertainment is defined as any entertaining, engaging, highly interactive or highly animated the web based content which is associated directly with a product or service or commercial brand. Interactive games, product demos, cartoons, puzzles, informational productions. All these forms of entertainment can be branded by advertisers. In fact, management believes that it is at the beginning of an entirely new method of communication and the forms will evolve rapidly as advertisers realize the value of giving consumers entertainment in exchange for their time.

     We believe that Internet advertisers have a problem. Banners are widely considered to be losing their efficacy and in some cases just don't work. In our opinion, they provide very little information about a product or its use. We believe that many in the advertising industry have already noted that internet ads need to be "entertaining." We believe that this idea is not new and has been reiterated regularly in online advertising articles.

     Macromedia, the company, which we believe is most responsible for the proliferation of interactive CD-ROMs as a result of its authoring tool Macromedia Director, has also led the way for online animation and interactivity by building the Shockwave plugin which enables the execution of Macromedia Director and Flash files directly in a browser window. Although, the plug-in has been available for at least three years, in 1998-99 it took the universal adoption of it by the major browsers and the proliferation of 56K or better internet connections to make these interactive technologies appealing for the masses.

Advertain.com--Consumer Appeal

     Presently, our staff searches for Advertainment wherever it is found on the internet. This alone is a laborious task which provides value to others who can find it all in our one place. In the future, we anticipates having a substantial portion of our Advertainment brought to us by an aware industry. We hope to organize the Advertainment and provide access to it through categories, keywords, and lists.

     Further, we believe that we have significant consumer appeal because our web site will empower consumers to vote and have an impact on how the Advertainment is exposed. They will be able to interact with the Advertainment and naturally form opinions about whether they find it dull, mildly interesting, or fabulously entertaining. The people will vote and give their opinion. If an ad is disliked by web surfers it may sink to the bottom of all searches. If web surfers consider it to be excellent entertainment and vote accordingly, the Advertainment may rise to the top of searches.

     In July 1999 our web site became operational. We found that visitors to our web site were spending an average of over 25 minutes there on each visit. We further found that a typical visitor was seeing more than 13 ads and voting on between 8-10.

     The web site allows visitors to see and vote on Advertainment, but for those who enjoy the process, we offer a point system which gives them increased odds of winning better prizes the more they vote and participate as members. When they become members we do not ask for personally identifiable information, just generic information like zip codes and postal codes, gender and age. Important information for market research but not invasive for the member. Even email addresses are optional and as a result virtually everyone gives their correct email address.

     When participating members win prizes, we award them a dollar value and we let them choose the prize they want. Presently, there are seven prize categories. The higher the category, the more points needed to qualify and the more valuable the prizes.


     But even if a person is not interested in being heard, and does not care to win prizes, the web site's constantly growing collection of entertainment and design will likely hold their attention. Since advertisers are so well motivated to outstrip and outshine their competitors, we believe that its site will have "New Release" appeal.

Advertain.com

     We intend to produce a report with general industry analysis for between $300 - $500. We expect that these reports will be produced in quarterly volumes. The targets for this will be small ad agencies, content developers, the webmasters, and web site development companies. With an initial target of between 200 - 400 reports sold per quarter, we believe that revenues from these sales could average $125,000 per quarter, or $500,000 for the year.

     Our research shows that Jupiter Communications produces a major report on industry trends each year for $25,000. We envision offering an enhanced market analysis report related to specific consumer target markets that will be essential for any company intending to spend greater than six figures on Advertainment. Produced at least twice a year with a $3,000 - $5,000 price management projects that it should be possible to sell between 200 - 300 in the next 12 months for revenues around $1 million.

     We also have a number of specialized research products that we will offer which will allow advertisers to see and test the effectiveness of specific campaigns. We will provide demographic and psychographic profiling of members in relation to their votes and comments. From this profiling, we anticipate being able to provide suggestions for how to more effectively engage their target market. Tied to this will be the ability to bring members who have already voted on a given Advertainment back to do detailed surveys. At present, the market research had not been completed to determine what pricing the market will bear but we anticipate charging between $15,000 - $25,000 for a thorough survey.

The Board of Advisors

     The board of advisors will provide key insights into the various industries that Advertain intends to do business in. The advisory board will ideally be made up of seasoned professionals with experience in industries ranging from advertising, market research, public relations, and internet commerce. This board has no managerial function nor any form of executive power in the organization and will be used strictly for advice, contacts, and information. It is, however, likely that any or all of the advisory board members may be retained by Advertain as contractors at which time contractor agreements will be used.

     Currently the Company's Advisory Board consists of Majid Khoury and Dan Janal. Mr. Khoury's company, Market Explorers, provides qualitative and quantitative research across North America in English, French, Cantonese and Mandarin. Its research programs have been used to test advertising creative, track the impact of advertising programs, and evaluate direct mail promotions and sponsorships. Mr. Khoury holds an M.B.A. from Concordia University in Montreal and a B.A. from American University in Beirut, Lebanon. A guest speaker at numerous marketing conferences, Mr. Khoury has served as co-president of the Professional Marketing Research Society - BC Chapter, and has published a number of research papers and articles.

     Mr. Janal is an internationally respected Internet marketing consultant, professional speaker and workshop leader, and best-selling author of eight books, including "Dan Janal's Guide to Marketing on the Internet." As president of Janal Communications, Mr. Janal conducts strategic planning seminars and consultations for clients ranging from start-ups to the Fortune 1000. A former public relations executive, Mr. Janal was on the public relations team that launched America Online, the premier online service. He is also a co-founder of the ShowStoppers Media Reception for technology reporters and companies exhibiting at Comdex, PC Expo and InternetWorld. He has been a guest speaker at events sponsored by the U.S. Postal Service, IBM, American Express/IDS, AT&T, Pacific Bell and the American Chemical Society. He holds bachelor's and master's degrees in journalism from Northwestern University's Medill School of Journalism.

The Advertain Advertising Network

     Our vision for Advertainment extends well beyond its exposure on the advertiser's site. We intend to build a network capable of showing Advertainment throughout the web. We believe that well designed Advertainment can be a brand's best form of communication.

     Much of the Advertainment is designed to appeal to a specific demographic. We believe that a primary interest for virtually all internet sites is to gather content that will be interesting to their audiences so that their internet sites become sticky. Advertainment is entertaining content for their internet sites that is tailored to their audience's interest and the providers will actually get paid to show the Advertainment. Unlike a banner ad, after a person clicks-through and sees an Advertainment, it is our experience that the web surfers are likely to return to the original site to find more of the same content. In other words, displaying Advertainment enhances the content value of the existing internet site and makes the advertiser money at the same time. Further, the internet site can support their existing business model. Entertainment sites can have collections of rated entertainment that fits their audience and that will constantly be changing to keep people coming back. Advertisers will make money for doing what is in their best interest without footing the bill to build the content themselves.

     We believe that there are some very significant advantages to an Advertainment network compared to any other form of advertising network on the internet. For example, our experience shows that it is very difficult to launch new products or promote upcoming events online because the cost of driving people to your site is exorbitant. A banner network is too costly to try to use to launch new products because they drive everyone to a central location, whereas Advertainment conceptually happens on the sites the people are already on. Once there are enough affiliates in place, we will seek to secure large deals with the movie and music industries for promoting all their new releases.

     We intend to manage the network, secure the advertising buys, and control the voting structure and market research information. The network promotes the Advertain concept by creating a market for Advertainment. It will share revenues with the affiliates and profit from the traffic on other websites rather than trying to bring that traffic to its own site. We believe that the network will likely extend our brand.

     We intends to charge advertisers a base rate of 50(cent) for each person who sees their Advertainment on our network (an Adview). The revenue will be split 50/50 with the Network. In the next twelve months we hope to attract between 300 and 500 Network Publishers. We have no way to estimate the average number of Adviews each Publisher will be able to create since there is no correlative to the model to base an estimate on.

Sales Strategy

     Market Research Sales

     We anticipate selling our industry analysis reports in a number of direct and distributed ways. Industry people will receive monthly top 10 listings from our Industry Insider Newsletter with editorialized analysis. We believe that this will create both curiosity and demand for the detailed quarterly reports. We believe that the involvement of industry people in the editorial process will encourage industry people to purchase the newsletter. With special rates for Insiders, we project selling between 200 - 400 each quarter. We estimate selling the quarterly reports for between $300-$500.

     Additionally, we may use an affiliate sales model or other partnering opportunities to share profits on sales generated with internet publishers whose audiences belong to the interactive advertising community. We will try to include deals with several of the ad industry newsletters with the idea of having our reports bundled with theirs.

     We expects that market research that we design specifically for advertisers will also be sold in several ways such as with a direct sales force. Our marketing efforts are also expected to create demand for research for companies seeking test markets, focus groups and consumer feedback in cost effective and timely fashion. Since we may be the only source for Advertainment research we hope the relationships with the agencies can be created more quickly in the environment online.

Advertain Network Traffic Sales

     We will need to sell our network advertising model to the advertisers and/or their agencies. We expect to charge a base rate of 50(cent) per clickthrough to an ad that is seen on the network. We anticipate that many of the companies using Advertain.com for market research regarding their Advertainment will likely want to expose it on our Network. Further, many of the companies who have produced Advertainment already will be approached directly by a sales team. Advertainment sitting on their sites may be an under-utilized asset and our network may make sense to those who have already spent the money to build them.

     In the same way the banner networks caught on, we suspect that with the case studies and market research to support it, the network will be attractive to ad agencies and advertisers trying to make our advertising work.

     The initial funding from this offering will fund our projected cash requirements for the next twelve months at which time it is anticipated that we will seek additional funding through equity placements. No such placement has yet been identified or negotiated. Failure to obtain such funding would severely hamper our ability to complete our business plan.

Marketing Strategy

     Advertising

     Advertain will need to advertise in the upcoming months in one or two capacities. We are presently spending $1,500 per month on a small ad campaign on webstakes.com. This campaign produced 10,000 new members in January 2000 with exposure to as many as 30,000 people. We have used this small campaign to bridge the period until its aggressive PR and online marketing can take over after which time we may stop using conventional online advertising all together.

     The majority of advertising spending online will be focused on the interactive advertising community. We have started a direct mail campaign aimed at this audience. We will likely also do some print advertising in trade magazines timed with advertising buys in the online advertising community.

     Trade Shows

     In addition to off-line advertising we intend to appear in trade shows. During the Internet World conference in April. Advertain took part in Dan Janal's Showstoppers event to expose its concept to the media covering the show. Other conferences and trade shows we may be involved with include Jupiter Communication's Advertising Forum, and the San Francisco and New York AdTechs. Managment recognizes the value of exposure during these highly visible events, but details of when and where will be a function of the evolving PR strategy.

     Internet Marketing

     We intend to drive traffic using our advertising network, link exchanges, and viral marketing. We believe that we will create significant branding and public awareness for our site from our network publishers. Whenever Advertainment is shown on our network, an additional vote window is also displayed. This vote window will have its consumer positioning statements while also providing links back to its site.

     Through link exchanges with strategic partners we hope to gather highly targeted traffic. For instance, this year we began a strategic relationship with Brandera.com. They provide a number of valuable services for the interactive advertising community. Besides traffic exchanged through strategically placed sponsorship graphics on each other's sites, we have begun a joint effort to create an industry specific contact list for Advertain. They are promoting the Advertainment Industry Insider newsletter in exchange for editorial opportunities and co- branding in it. We receive highly targeted industry traffic and they receive access to our proprietary listings of how Industry Insiders vote as opposed to consumers. This same list will later be used to sell our products and promote our services.

Employees

     We presently employ 12 persons full time: 3 Administration, 6 Operations, 3 Sales & Marketing. Within 12 Months management anticipates having approximately 20 Employees: 3 Administrative, 2 clerical, 9 Operations, 6 Sales & Marketing. The employees are not subject to any collective bargaining agreements and management feels that its relationship with its employees is good. Furthermore, management has implemented an employee incentive program in fiscal year 2000. See "Management - Board of Directors and Executive Officers."

Seasonality

     Management does not believe that the change in season will have a material affect on our financial condition or our operations.

Legal Matters

     We are not currently involved in any material litigation or proceeding and we are not aware of any material litigation or proceeding threatened against us. There have been no suits involving Advertain, its officers or directors.

Facilities

     Advertain On-Line Inc. currently operates out of office space located at 341 Water St., 3rd Floor, Vancouver, B.C. The office space aggregates approximately 3,000 square feet. We have not leased any manufacturing space at this time. Advertain On-Line Inc. carries $1,000,000 in liability insurance on the current office space.

     To date, we have no investment or interest in any real estate, nor do any of our principal officers.

                                   MANAGEMENT

Directors and Executive Officers

     The By-Laws of Advertain provide for a Board of Directors of at least one director, whose term(s) shall be for one year.

     The directors and executive officers of Advertain are as follows:

     Name                 Age              Position(s) with Advertain
     ----                 ---              --------------------------

     A Cage               34              President, CEO, Chairman and Director
     Robert Knight        43              CFO, Secretary and Director
     Greg Spronken        25              Chief Operating Officer
     Corey Rudl           29              Board of Directors
     Randy Buchamer       43              Board of Directors

     The advisory board of Advertain consists of the following individuals:

     Dan Janal            45              Member of Advisory Board
     Majid Khoury         39              Member of Advisory Board


     A Cage currently serves as Advertain's President and Director, a position he has held since Advertain acquired Advertain On-Line Canada Inc. on June 23rd, 1999. Mr. Cage was self employed for the previous five years running a company called Multi Mind Productions. His company specialized in computer graphic illustration and technical communication with a very high involvement with internet based training.

     Robert Knight served as Advertain's President, Secretary, Treasurer and Director since inception, July 9, 1998, until June 23, 1999. Robert Knight serves as CFO and Director of Advertain since appointment May 14, 1999. Mr. Knight serves as President, Secretary, Treasurer and Director for Adriatic Holdings Limited, a provider of quality electrical products to the commercial and industrial electrical industry, since July 9, 1998. Since September 1, 1998, Mr. Knight served as President and Director of Coretech Industries, Inc., a development stage company, formed to consolidate the yacht brokerage industry (no revenues); Centaur BioResearch Inc., which specializes in licensing its genetic research services and databases to pharmaceutical and biotechnology companies by the Internet (no revenues); and SmartGate Inc., a supplier of safety sensor systems to the parking gate industry (no revenues). Since November 1997, Mr. Knight served as President and Director of Peregrine Mineral Resources Group, Inc., a mineral exploration company (no revenues). From June 24, 1997 to February 1, 1999, Mr. Knight served as President and Director of ANM Holdings Corporation who merged with International Menu Solutions Corp., whose shares are publicly traded OTC- BB. Mr. Knight is no longer involved with the company who recorded sales of $21,000,000 for its most recent 9 month reporting period. From March 24, 1997 to July 1, 1998, Mr. Knight served as President and Director of AFD Capital Group, Inc. a development stage company formed to develop quality electrical products (no revenues). From November 12, 1996 to February 1, 1999, Mr. Knight served as President and Director of Biologistics, Inc., a development stage company formed to engage in the business of clinical consulting, contract packaging and labeling services for clinical studies. The company subsequently merged with Skintek Labs, Inc. (OTC BB)which continues as an operating company. From November 1995 to September 1996, Mr. Knight served as President and Director of BioQuest, Inc., a development stage company formed to develop therapeutics and vaccines for the effective treatment of the Human Immunodeficiency Virus (HIV), formerly Victoria Enterprises, Inc. (after the merger between Victoria Enterprises, Inc. and BioQuest, Inc. became effective, Mr. Knight resigned as President, Secretary and Treasurer but remained a director until May 1998). Shares of BioQuest are quoted on the "pink sheets". From December 1992 to June 1995, Mr. Knight served as President and Director of J.A. Industries (Canada) Inc., a private British Columbia corporation formed to become a provider of quality electrical products to the commercial and industrial electrical industry. Mr. Knight has had no relationship with J.A. (Canada) Inc. since it was acquired in 1996. From June 1994 to August 1996, Mr. Knight served as a Director of Everest Security Systems Corporation, a development stage company formed to become a home alarm service and installation company. The company subsequently merged with Everest Security Systems Corporation (OTC BB) who had sales of $13,000,000 for its most recent 9 month reporting period. From 1991 to September 1996, Mr. Knight served as an independent financial consultant involved in the administration of public companies. Mr. Knight has 15 years of experience in corporate management and finance. Mr. Knight will devote approximately fifty per cent (50%) of business time to the operations of Advertain On-Line Inc

     Greg Spronken is a graduate of the Center for Digital Imaging and Sound in Vancouver, British Columbia and has a background in animation, illustration and web design, graphic design, and extensive mid-level experience in banking. Greg has been an employee of Multi Mind Productions for the past 4 years as Senior Illustrator and Chief Operations Officer of Advertain On-Line Inc. Mr. Spronken has also worked for Canada's largest label manufacturing company as Senior Artist and Production Manager.

     Corey Rudl was appointed to Advertain's board of directors in May 2000. Mr. Rudl owns the Internet Marketing Center(R), a privately held corporation, as well as four online businesses. He also consults for hundreds of clients from "mom and pop" or "home-based" businesses to large multimillion dollar corporations. The Internet Marketing Center specializes in showing small businesses unique and unconventional ways to promote their business on the internet. Mr. Rudl started his first online business in 1994 (the birth of e-commerce on the internet). He has many large online successes "under his belt". Mr. Rudl gets over 500,000 visitors to his web sites each month and does over $5.2 million in sales online every year from his online businesses, not including the millions of dollars in sales he helps generate for his clients.

     Randy Buchamer is a principal in Vast Capital Group, a Vancouver, B.C.-based venture capital firm, and a director of several other public companies. Prior to his involvement in Vast Capital, Mr. Buchamer was managing director of operations for The Jim Pattison Group, a privately held multinational conglomerate. He has held senior management positions at Mohawk Oil Co., including chief operating officer and chief information officer. He was also founder and president of two software companies with offices in Los Angeles, Toronto and Vancouver.

     Dan Janal was appointed to Advertain's advisory board on June 13, 2000. Mr. Janal is an internationally respected Internet marketing consultant, professional speaker and workshop leader, and best-selling author of eight books, including "Dan Janal(1)s Guide to Marketing on the Internet." As president of Janal Communications, Mr. Janal conducts strategic planning seminars and consultations for clients ranging from start-ups to the Fortune 1000. A former public relations executive, Mr. Janal was on the public relations team that launched America Online, the premier online service. He is also a co-founder of the ShowStoppers Media Reception for technology reporters and companies exhibiting at Comdex, PC Expo and InternetWorld. He has been a guest speaker at events sponsored by the U.S. Postal Service, IBM, American Express/IDS, AT&T, Pacific Bell and the American Chemical Society. He received a bachelor of science and a master of science degrees in journalism from Northwestern University's Medill School of Journalism in 1977 and 1978, respectively.

     Majid Khoury was appointed to the Advertain Board of Advisors on June 9, 2000. Mr. Khoury's company, Market Explorers, provides qualitative and quantitative research across North America in English, French, Cantonese and Mandarin. Its research programs have been used to test advertising creative, track the impact of advertising programs, and evaluate direct mail promotions and sponsorships. Mr. Khoury holds an M.B.A. from Concordia University in Montreal and a B.A. from American University in Beirut, Lebanon. A guest speaker at numerous marketing conferences, Mr. Khoury has served as co-president of the Professional Marketing Research Society - BC Chapter, and has published a number of research papers and articles.

Board of Directors and Executive Officers

     To date, A Cage, Bob Knight, Cory Rudl, Randy Buchamer, and Greg Spronken are the executive officers and directors of Advertain On-Line Inc. Directors of Advertain On-Line Inc. serve until the annual meetings of stockholders and until their respective successors are duly elected and qualified. The executive officers are elected annually by the Board of Directors and serve terms of one year or until their death, resignation or removal by the Board of Directors. All members of the Board of Directors are eligible to participate in Advertain's stock option plans. See "Business - Employees."

Board Committees

     To date, a formal Board Committee has not been selected.

Compensation of Directors

     To date, Mr. Knight has not collected any compensation for his services as Director of Advertain. Mr. Buchamer received 50,000 options on March 14, 2000, exercisable at $0.50. Mr. Rudl received 300,000 stock options on April 11, 2000, exercisable at $1.00.

Executive Compensation

     The following summary sets forth the cash and other compensation paid or accrued by Advertain for the fiscal year ended December 31, 1999 and the three month period ended March 31, 2000 with respect to services performed by A Cage as Chief Executive Officer and President, Bob Knight as Chief Financial Officer and Treasurer and Greg Spronken as Chief Operating Officer.

Annual Compensation                                           Long Term Compensation
                                            Other             Securities
Name and                                    Annual            Underlying       All Other
Principle Position Year Salary($) Bonus     Compensation      Options          Compensation

A Cage
President/CEO     1998  none       none     none              none             none
                  1999 32,250      none     none              550,000          none
                  2000 15,000      none     none              none             none
Robert Knight
Treasurer/CFO     1998  none       none     none              none             none
                  1999  23,000(4)  none     none              none             none
                  2000  9,000      none     none              none             none

Greg Spronken
COO               1998  none       none     none              none             none
                  1999  38,400     none     none              20,000           none
                  2000  9,000      none     none              20,000           none


Employment and Consulting Agreements

     The wholly owned subsidiary of Advertain, Advertain On-Line Canada Inc. has entered into a consulting agreement with Cage Consulting Ltd. for two years expiring June 23, 2001. The terms of the contract require Advertain to pay Cage Consulting Ltd.$60,000 USD per annum.

     Advertain has also entered into an agreement with Knight Financial Ltd. as of June 1, 1999. Pursuant to that contract Advertain is to pay Knight Financial Ltd. $3,000 USD per month.

1999 and 2000 Stock Option Plans

     On May 31, 1999, Advertain adopted a employee consultant and advisory stock option plan. Further, on January 4, 2000, Advertain adopted a employee consultant and advisory stock option plan. The shares of common stock issued for services rendered pursuant to the plans shall be authorized by the Board of Directors of Advertain. Shares may be issued to persons who are, at the time of issuance, employees or officers of, or consultants or advisors to, Advertain; and Common Stock may be issued to consultants or advisors who have rendered or are rendering and are expect to continue to render consulting or advisory services, including professional advisory services, to Advertain.

---------------------------
(4) Robert Knight paid through Knight Financial Ltd., a private consulting company.

     We have authorized 160,000 shares to employees, exercisable at $0.25 and 1,115,000 shares exercisable for $0.50 in 1999. We have also authorized 1,000,000 shares to employees, exercisable at $1.00 for 2000.

Limitation of Liability and Indemnification

     Advertain's Certificate of Incorporation and By-Laws contain provisions which reduce the potential personal liability of directors for certain monetary damages and provide for indemnity of directors and other persons. We are unaware of any pending or threatened litigation against Advertain On-Line Inc. or its directors that would result in any liability for which such director would seek indemnification or similar protection.

     The Nevada General Corporation Law and Advertain's Articles of Incorporation and By-laws authorize indemnification of a director, officer, employee or agent of Advertain against expenses incurred by him or her in connection with any action, suit, or proceeding to which such person is named a party by reason of having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in the performance of duty. In addition, even a director, officer, employee or agent of Advertain who was found liable for misconduct or negligence in the performance of duty may obtain such indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification if, in view of all circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Advertain pursuant to the foregoing provisions, management has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     To date, we have not entered into any indemnification agreements with our officers and directors. Indemnification agreements may require a company, among other things, to indemnify its officers and directors against certain liabilities (other than liabilities arising from willful misconduct of a culpable nature) that may arise by reason of their status or service as directors or officers. Such agreements may require a company to advance the expenses of its directors or officers incurred as a result of any proceeding against them as to which they could be indemnified. In addition, such agreements may require a company to obtain directors' and officers' insurance if available on reasonable terms. We reserve the right to enter into indemnification agreements in the future with our directors and officers.

                              CERTAIN TRANSACTIONS

     During the past two years, we have not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of 5% or more of Advertain's capital stock.

     On June 1, 1999 the Company entered into an independent contractor agreement with Knight Financial Ltd. Pursuant to the terms of the Agreement, the consultant will prepare, advise, co-ordinate and supervise all administrative aspects of operating a public company. The original term of the agreement was until December 31, 1999 at which time the Company exercised the option to extend the agreement for another six months. Subsequently, the Company has again extended the consulting contract for an additional 12 months. The Company pays the consultant $3,000 USD per month for the services performed pursuant to the agreement.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of the shares of voting stock of Advertain On-Line Inc. as of June 30, 2000 by: (i) each person who is known by Advertain On-Line Inc. to beneficially own more than 5% of common stock; (ii) Advertain's Chief Executive Officer; (iii) each director; and
(iv) all directors and executive officers of Advertain On-Line Inc. as a group.

     Name and Address of Beneficial        Amount and Nature of Shares     Percentage of
     Owner                                 Beneficially Owned              Ownership

     G.M. Capital Partners                 1,000,000                       12.23
     Place de Saint-Gervais 1
     Case Postale 2049
     CH-1211  Geneve 1

     A Cage                                1,550,000                       18.99%
     341 Water Street 3rd Floor
     Vancouver, B.C. V6B 1B8

     All executive officers and            1,550,000                       18.99%
     directors as a group (1 person)

                           DESCRIPTION OF SECURITIES

Common Stock

     General. Advertain's authorized capital stock consists of 25,000,000 shares of common stock, $.001 par value per share. As of June 30, 2000, there were 8,176,140 shares issued and outstanding held by 55 holders of record. All shares of common stock currently outstanding are validly issued, fully paid and non-assessable. Furthermore, all shares which are the subject of this prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable. At the completion of this offering, the present stockholders of Advertain as of June 30, 2000 will own beneficially 10.9% (including the sale of 1,000,000 units offered herein) of shares outstanding if all of the shares offered in this prospectus are sold.

     Voting Rights. Each share of common stock entitles the holder thereof to one non- cumulative vote, either in person or by proxy, at meetings of stockholders. Since holders of common stock do not have cumulative voting rights, holders of more than fifty percent (50%) of the issued and outstanding shares of common stock can elect all of the directors of Advertain.

     Dividend Policy. All shares of common stock are entitled to participate ratably in dividends when and as declared by Advertain's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of common stock. Advertain On-Line Inc. has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for development of our business and that no dividends on the shares of common stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, our future earnings, the operating and financial condition as well as our capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future. See "Dividend Policy."

     Miscellaneous Rights and Provisions. Stockholders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of liquidation or dissolution of Advertain, whether voluntary or involuntary, each share of common stock is entitled to share ratably in any assets available for distribution to holders of the equity of Advertain after satisfaction of all liabilities, subject to the rights of holders of preferred stock, if any such preferred stockholders should exist at the time of such liquidation or dissolution.

Private Placements

     In September, 1998, we sold 1,050,000 restricted shares of common stock, $0.001 par value, at $0.001 per share pursuant to Rule 144 of the Securities Act to 2 investors for a total consideration of $1,050. We cancelled and returned to treasury 50,000 shares upon the completion of the acquisition of Advertain On-Line Canada, Inc.

     In March, 1999, we sold 4,000,000 shares of common stock, $0.001 par value, at $0.01 per share to ten investors pursuant to Rule 504 Regulation D of the Securities Act for a total consideration of $40,000.

     In March, 1999, we sold 35,000 shares of common stock, $0.001 par value, at $0.05 per share to thirty-five investors pursuant to Rule 504 Regulation D of the Securities Act for a total consideration of $1,750.

     In September, 1999, we sold 400,000 shares of common stock, $0.001 par value, at $0.25 per share to four investors pursuant to Rule 504 Regulation D of the Securities Act for a total consideration of $100,000.

     In September, 1999, we issued 1,550,000 shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Rule 504 Regulation D of the Securities Act as part of the acquisition of Advertain On-Line Canada Inc.

     In October, 1999, 50,000 shares of common stock, $0.001 par value, were returned from Knight Financial Ltd. and cancelled.

     In January, 2000, we issued 500,000 shares of common stock, $0.001 par value, at $0.50 per share to twenty one investors pursuant to Rule 504 Regulation D of the Securities Act for a total consideration of $250,000.

     In January, 2000, we settled a loan of $5,820 which did not bear any interest and could be prepaid at any time. We issued 23,000 restricted shares under Rule 144 of the Securities Act in full satisfaction of such loan.

     In March, 2000, we sold 280,000 units consisting of 280,000 shares of common stock, $0.001 par value, and 280,000 warrants exercisable into common stock at $1.00 per share for two years. The units were sold at $1.00 per share to two investors pursuant to Regulation S of the Securities Act, for a total consideration of $280,000.

     In March, 2000, we settled a promissory note payable to Dinostar Investments Ltd. in the amount of $105,401 by issuing 100,000 units, with each unit consisting of one share of common stock and one warrant entitling the holder to purchase an additional share of common stock at $1.00 until March 1, 2002. The units were issued pursuant to Regulation S of the Securities Act.

     In April, 2000, we sold 18,140 shares at $1.00 per share to one investor pursuant to Regulation S of the Securities Act, as amended for a total consideration of $18,140.

     In June, 2000, we offered 270,000 units consisting of 270,000 shares of common stock $0.001 par value and 270,000 warrants exercisable into common stock at $1.00 per share for two years. The units are offered at $1.00 per share pursuant to Rule 504 Regulation D of the Securities Act. No shares offered under this offering have been sold to date.

     We are presently offering 1,000,000 units consisting of 1,000,000 shares of Common Stock $0.001 par value and 1,000,000 warrants exercisable into Common Stock at $1.50 per share for two years from the date of issuance. The units are being offered pursuant to this prospectus.

Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Liberty Transfer Co., 191 New York Avenue, Huntington, NY 11743-2711.

Plan of Distribution

     This offering is a "best-efforts", no-minimum offering, and will not be underwritten nor will any underwriter be engaged for the marketing, distribution or sale of any shares registered in this prospectus. We plan to close the offering on ________, 2000. However, we reserve the right to terminate the Offering without notice ant any time prior to the sale of all the Units offered in the prospectus. We may sell Units from time to time in one or more transactions at a price of $1.50 per share.

     The Units will be offered by our executive officers to prospective investors. Pursuant to Rule 3a-4-1 of the Exchange Act of 1934, the officers will not be deemed "brokers" as defined in the Exchange Act of 1934 by his participation in the offering.

     To comply with the securities laws of certain jurisdictions, as applicable, the common stock may be offered and sold only through registered or licensed brokers or dealers. In addition, the common stock may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Advertain trades publicly on the Pink Sheets under the symbol AVTO. Sales of substantial amounts of the common stock in the public market could adversely affect the market price of the common stock from time to time in the public market and could impair our ability to raise additional capital through the sale of equity securities in the future.


                         SHARES ELIGIBLE FOR FUTURE SALE

     To date, Advertain On-Line Inc. has 8,176,140 shares of common stock outstanding. Upon completion of this offering, Advertain On-Line Inc. will have an additional 1,000,000 shares of common stock outstanding for a total of 9,176,140 shares of common stock outstanding. The 2,000,000 shares of common stock offered hereunder will be freely tradable without restriction or the need for further registration under the Securities Act, unless such shares are held by "affiliates" of Advertain, as that term is defined in Rule 144 of the Securities Act. Of the 8,176,140 shares of common stock currently outstanding,4,935,000 shares are freely tradable without restriction or the need for further registration under the Securities Act. The remaining 3,241,140 shares are held by affiliates of Advertain On-Line Inc. and are "restricted securities," as that term is defined under Rule 144, promulgated under the Securities Act and will continue to be restricted after this offering. The restricted securities will become freely tradable if they are subsequently registered under the Securities Act or to the extent permitted by Rule 144 or some other exemption from registration under the Securities Act. However, other than the shares being registered hereunder, we have not granted any registration rights with regard to any additional shares of common stock. Furthermore, none of the restricted shares are currently eligible for resale under Rule 144 without regard to volume limitations. Nonetheless, all 3,241,140 restricted shares will become eligible for sale pursuant to Rule 144 (subject to volume limitations) upon the expiration of the two-year holding period beginning on the date such shares were purchased by Advertain's affiliates.

     No prediction can be made as to the effect, if any, that sales of shares in the public market of Advertain's common stock, or even the availability of such shares for sale, may have on the market prices of the common stock prevailing at any point in time in the future. Sales of shares of common stock by existing stockholders in the public market, or the availability of such shares for sale, could adversely affect the market price of the common stock. Such an adverse effect on the common stock could impair Advertain's ability to raise capital through the sale of its equity securities. See "Risk Factors."


                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for Advertain On-Line Inc..by the law firm of Beckman, Millman & Sanders, LLP, 116 John Street, Suite 1313, New York, New York 10038.

                                     EXPERTS

     Davidson & Co. independent certified public accountants, have audited our financial statements for the fiscal year ended December 31, 1999, as set forth in their report, included in this prospectus and registration statement. Our financial statements are included in this prospectus and registration statement in reliance on their report, given on their authority as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     Prior to filing this prospectus, we have not been required to deliver annual reports. However, once we become a reporting company, we shall deliver annual reports to securities holders as required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also, we shall deliver annual reports to securities holders as required by the rules or regulations of any exchange upon which our shares may be traded. If we are not required to deliver annual reports, it is not likely that we will go to the expense of producing and delivering such reports. If we are required to deliver annual reports, such reports will contain audited financial statements as required.

     Prior to the filing of this prospectus, we have not filed reports with the Commission. Once we become a reporting company, management anticipates that Forms 3, 4, 5, 10-KSB, 10-QSB, 8-K and Schedules 13D along with appropriate proxy materials will have to be filed as they come due. If we issue additional shares, then we may file additional registration statements for those shares.

     The public may read and copy any materials Advertain On-Line Inc. files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The Internet address of the Commission's Web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


Historical Financial Statements
     Unaudited Interim Consolidated Financial Statements - March 31, 2000
          Interim Consolidated
          Consolidated Balance Sheet ...................................... F-2
          Consolidated Statement of Operations............................. F-3
          Consolidated Statement of Cash Flows............................. F-4
          Consolidated Statement of Stockholders' Equity .................. F-5

     Audited Consolidated Financial Statements - December 31, 1999
          Independent Auditor's Report..................................... F-6
          Consolidated Balance Sheet....................................... F-7
          Consolidated Statement of Operations............................. F-8
          Consolidated Statement of Cash Flows............................. F-9
          Consolidated Statement of Changes in Stockholders' Equity........ F-10
          Notes to Financial Statements............................... F-11-F-19

                             ADVERTAIN ON-LINE INC.
                    (formerly Silverwing Systems Corporation)
                          (A Development Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS
                      (Unaudited - Prepared by Management)


                                 MARCH 31, 2000

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
(Unaudited - Prepared by Management)

================================================================================

                                                                                  March 31,       December 31,
                                                                                       2000               1999
--------------------------------------------------------------------------------------------------------------
                                                                                                     (Audited)

ASSETS

Current
    Cash                                                                          $ 383,421          $  43,549
    Funds held in trust                                                              11,880             11,929
    Accounts receivable                                                              13,146             10,721
    Prepaidss                                                                           490                 --
    Due from related parties                                                            586                 --
                                                                                  ---------          ---------

                                                                                    409,523             66,199

Capital assets, net of accumulated amortization                                      60,218             56,679

Web site                                                                            185,698            185,698
                                                                                  ---------          ---------

                                                                                  $ 655,439          $ 308,576
==============================================================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Accounts payable and accrued liabilities                                      $  16,827          $  33,654
    Due to related parties                                                           50,210             56,754
    Promissory note payable                                                              --            105,401
                                                                                  ---------          ---------

                                                                                     67,037            195,809
                                                                                  ---------          ---------

Stockholders' equity
    Capital stock
       Authorized
          25,000,000 Common shares with a par value of $0.001 per share
       Issued
          7,888,000  Common shares                                                    7,888              6,985
    Additional paid-in capital                                                      869,083            228,765
    Subscriptions received in advance                                               263,425            242,675
    Deficit accumulated during the development stage                               (551,994)          (365,658)
                                                                                  ---------          ---------

                                                                                    588,402            112,767
                                                                                  ---------          ---------

                                                                                  $ 655,439          $ 308,576
==============================================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company) CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited - Prepared by Management)

================================================================================

                                                                               Period From
                                                                             Incorporation
                                                                                        on
                                                    Three Month               September 1,
                                                   Period Ended                    1998 to
                                                      March 31,               December 31,
                                                           2000                       1999
-------------------------------------------------------------------------------------------
                                                                                  (Audited)
EXPENSES
    Amortization                                    $     5,959                $     9,523
    Consulting                                            8,724                     55,250
    Interest and bank charges                               941                      6,392
    Marketing and promotion                              49,779                     61,377
    Office and miscellaneous                              9,964                     14,502
    Printing                                              7,868                         --
    Professional fees                                     7,140                     55,626
    Rent                                                  2,947                      5,609
    Subcontractors and wages                             86,826                    136,862
    Telephone and internet                                2,527                     11,059
    Travel and promotion                                  2,227                      6,461
    Transfer agent and listing fees                       1,434                      2,997
                                                    -----------                -----------


Loss for the period                                     186,336                    365,658


Deficit, beginning of period                            365,658                         --
                                                    -----------                -----------


Deficit, end of period                              $   551,994                $   365,658
===========================================================================================

Basic and diluted loss per share                    $     (0.02)               $     (0.07)
===========================================================================================

Weighted average number of shares outstanding         7,476,648                  5,169,684
===========================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited - Prepared by Management)

================================================================================

                                                                                                       Period From
                                                                                                     Incorporation
                                                                                                                on
                                                                                      Three Month     September 1,
                                                                                     Period Ended          1998 to
                                                                                        March 31,     December 31,
                                                                                             2000             1999
-------------------------------------------------------------------------------------------------------------------
                                                                                                          (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                                 $(186,336)       $(365,658)
    Item not affecting cash
       Amortization                                                                         5,959            9,523

    Change in non-cash working capital items
       (Increase) decrease in funds held in trust                                              49          (11,929)
       (Increase) decrease in accounts receivable                                          (2,425)          (9,110)
       (Increase) decrease in prepaids                                                       (490)            --
       (Increase) decrease in due from related parties                                       (586)            --
       Increase (decrease) in accounts payable                                            (16,827)          25,712
       Increase (decrease) in due to related parties                                       (6,544)           1,314
       Increase (decrease) in promissory note payable                                    (105,401)           4,734
                                                                                        --------------------------
    Net cash used in operating activities                                                (312,601)        (345,414)
                                                                                        ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                          (9,498)         (46,286)
    Acquisition of cash on purchase of subsidiary                                            --             49,824
                                                                                        ---------        ---------

    Net cash provided by investing activities                                              (9,498)           3,538
                                                                                        ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                           641,221          142,750
    Subscriptions received in advance                                                      20,750          242,675
                                                                                        ---------        ---------

    Net cash provided by financing activities                                             661,971          385,425
                                                                                        ---------        ---------

Change in cash position during the period                                                 339,872           43,549

Cash, beginning of period                                                                  43,549             --
                                                                                        ---------        ---------

Cash, end of period                                                                     $ 383,421        $  43,549
===================================================================================================================
Supplemental disclosure for non-cash operating, investing, and financing activities
    Shares issued for purchase of subsidiary                                            $    --          $  93,000
    Cash paid during the period for interest                                                 --               --
    Share issued for settlement of debt                                                   111,221             --
===================================================================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
(Unaudited - Prepared by Management)
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO MARCH 31, 2000

================================================================================

                                                                                                            Deficit
                                                                   Common Stock                         Accumulated
                                                             ------------------------     Additional     During the
                                                                 Number                      Paid-in    Development
                                                              of Shares        Amount        Capital          Stage           Total
------------------------------------------------------------------------------------------------------------------------------------
September 14, 1998, shares issued for cash
  at $0.001 per share                                         1,000,000       $ 1,000       $   --        $    --         $   1,000

September 14, 1998, shares issued for cash
  at $0.001 per share                                            50,000            50           --             --                50

March 15, 1999, shares issued for cash at
  $0.01 per share                                             4,000,000         4,000         36,000           --            40,000

March 25, 1999, shares issued for cash at
  $0.05 per share                                                35,000            35          1,715           --             1,750

June 23, 1999, shares issued for the
  acquisition of Advertain On-Line
  Canada Inc.                                                 1,550,000         1,550         91,450           --            93,000

September 14, 1999, shares issued for cash
  at $0.25 per share                                            400,000           400         99,600           --           100,000

October 4, 1999, shares returned and
  cancelled at $0.001 per share                                 (50,000)          (50)          --             --               (50)

Loss for the period                                                --            --             --         (365,658)       (365,658)
                                                             ----------       -------       --------      ---------       ---------

Balance, December 31, 1999                                    6,985,000         6,985        228,765       (365,658)       (129,908)

January 11, 2000, shares issued for
  settlement of debt at $0.001 per share                         23,000            23          5,797           --             5,820

January 28, 2000, shares issued for
  cash at $0.50 per share                                       500,000           500        249,500           --           250,000

March 1, 2000, shares issued for cash at
   $1.00 per share                                              280,000           280        279,720           --           280,000

March 1, 2000, shares issued for
   settlement of debt at $0.001                                 100,000           100        105,301           --           105,401

Loss for the period                                                --            --             --         (186,336)       (186,336)
                                                             ----------       -------       --------      ---------       ---------

Balance, March 31, 2000                                       7,888,000       $ 7,888       $869,083      $(551,994)      $ 324,977
====================================================================================================================================

 DAVIDSON & COMPANY    Chartered Accountants       A Partnership of Incorporated
                                                   Professionals


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Advertain On-Line Inc.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)


We have audited the consolidated balance sheet of Advertain On-Line Inc. (formerly Silverwing Systems Corporation) as at December 31, 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from incorporation on September 1, 1998 to December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and the changes in its stockholders' equity and cash flows for the period from incorporation on September 1, 1998 to December 31, 1999 in accordance with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that Advertain On-Line Inc. (formerly Silverwing Systems Corporation) will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's loss from operations raises substantial doubt as to the Company's ability to continue as a going concern unless the company attains future profitable operations and/or obtains additional financing. Management's plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants

March 1, 2000


                          A Member of SC INTERNATIONAL

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
AS AT DECEMBER 31, 1999

================================================================================


ASSETS

Current
    Cash                                                              $  43,549
    Funds held in trust (Note 4)                                         11,929
    Accounts receivable                                                  10,721
                                                                      ---------

                                                                         66,199

Capital assets (Note 5)                                                  56,513

Web site (Note 6)                                                       178,155
                                                                      ---------

                                                                      $ 300,867
================================================================================



LIABILITIES AND STOCKHOLDERS' EQUITY

Current
    Accounts payable and accrued liabilities                          $  33,804
    Due to related parties (Note 10)                                     56,604
    Promissory note payable (Note 7)                                    105,401
                                                                      ---------

                                                                        195,809
                                                                      ---------


Stockholders' equity
    Capital stock
       Authorized
           25,000,000 common shares with a par value of $0.001
           per share
       Issued
            6,985,000 common shares                                       6,985
    Additional paid-in capital                                          228,765
    Subscriptions received in advance (Note 14b)                        242,675
                                                                      ---------
    Deficit accumulated during the development stage                   (373,367)
                                                                      ---------

                                                                        105,058
                                                                      ---------

                                                                      $ 300,867
================================================================================

Nature and continuance of operations (Note 1)

Subsequent events (Note 14)


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999

================================================================================


EXPENSES
    Amortization                                                             $     7,014
    Consulting                                                                    55,250
    Foreign exchange gain                                                          8,348
    Interest and bank charges                                                      6,743
    Marketing and promotion                                                       61,146
    Office and miscellaneous                                                      16,936
    Professional fees                                                             55,588
    Rent                                                                           5,588
    Subcontractors and wages                                                     136,308
    Telephone and internet                                                        11,014
    Travel and promotion                                                           6,435
    Transfer agent and listing fees                                                2,997
                                                                             -----------


Loss for the period, being deficit accumulated during the development stage  $   373,367
========================================================================================

Basic and diluted loss per share                                             $     (0.07)
========================================================================================

Weighted average number of shares outstanding                                  5,149,684
========================================================================================


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999

================================================================================


CASH FLOWS FROM OPERATING ACTIVITIES
    Loss for the period                                                                 $(373,367)
    Item not affecting cash
       Amortization                                                                         7,014

    Change in non-cash working capital items
       Increase in funds held in trust                                                    (11,929)
       Increase in accounts receivable                                                     (9,110)
       Increase in accounts payable                                                        25,862
       Increase in due to related parties                                                   1,164
       Increase in promissory note payable                                                  4,734
                                                                                        ---------

    Net cash used in operating activities                                                (355,632)
                                                                                        ---------


CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of capital assets                                                         (43,611)
    Acquisition of cash on purchase of subsidiary                                          57,367
                                                                                        ---------

    Net cash provided by investing activities                                              13,756
                                                                                        ---------


CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from shares issued                                                           142,750
    Subscriptions received in advance                                                     242,675
                                                                                        ---------

    Net cash provided by financing activities                                             385,425
                                                                                        ---------


Change in cash position during the period                                                  43,549


Cash position, beginning of period                                                           --
                                                                                        ---------


Cash position, end of period                                                            $  43,549
=================================================================================================

Supplemental disclosure for non-cash operating, investing, and financing activities
    Shares issued for purchase of subsidiary                                            $  93,000
    Cash paid during the period for interest                                                 --
    Cash paid during the period for income taxes                                             --
=================================================================================================


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
PERIOD FROM INCORPORATION ON SEPTEMBER 1, 1998 TO DECEMBER 31, 1999

================================================================================

====================================================================================================================================
                                                                                               Subscrip-      Deficit
                                                            Common Stock                           tions  Accumulated
                                                      -----------------------    Additional     Received   During the
                                                         Number                     Paid-in           In  Development
                                                      of Shares        Amount       Capital      Advance        Stage         Total
------------------------------------------------------------------------------------------------------------------------------------
September 14, 1998, shares issued for
  cash at $0.001 per share                            1,000,000    $    1,000    $     --     $     --     $     --      $    1,000

September 14, 1998, shares issued for
  cash at $0.001 per share                               50,000            50          --           --           --              50

March 15, 1999, shares issued for
  cash at $0.01 per share                             4,000,000         4,000        36,000         --           --          40,000

March 25, 1999, shares issued for
  cash at $0.05 per share                                35,000            35         1,715         --           --           1,750

June 23, 1999, shares issued for the
  acquisition of Advertain On-Line
  Canada Inc.                                         1,550,000         1,550        91,450         --           --          93,000

September 14, 1999, shares issued for
  cash at $0.25 per share                               400,000           400        99,600         --           --         100,000

October 4, 1999, shares returned and
  cancelled at $0.001 per share                         (50,000)          (50)         --           --           --             (50)

Subscriptions received in advance                          --            --            --        242,675         --         242,675

Loss for the period                                        --            --            --           --       (373,367)     (373,367)
                                                      ---------    ----------    ----------   ----------   ----------    ----------

Balance, December 31, 1999                            6,985,000    $    6,985    $  228,765   $  242,675   $ (373,367)   $  105,058
====================================================================================================================================


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

1.   NATURE AND CONTINUANCE OF OPERATIONS

     Silverwing Systems Corporation ("Silverwing"), a Nevada corporation, was incorporated on September 1, 1998 and was inactive until March 14, 1999. On June 23, 1999, the Company completed the acquisition of Advertain On-Line Canada Inc. ("Advertain Canada"), a Canadian company operating in Vancouver, British Columbia, Canada. Silverwing changed its name to Advertain On-Line Inc. on July 14, 1999.

     Advertain Canada was incorporated in order to create, design, establish and operate a web site, named "Advertain.com", whose primary purpose is to collect and distribute entertaining advertising on the Internet.

     The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As at December 31, 1999, the Company had a working capital deficiency of $129,610. The Company incurred a loss of $373,367 for the period from inception to December 31, 1999. The Company anticipates expending approximately $1,200,000 over the next twelve month period in pursuing its anticipated plan of operations. The Company anticipates covering these costs by operating revenues and additional equity financing. The Company has, subsequent to year end, completed an offering of 500,000 common shares at $0.50 per share pursuant to Regulation D, Rule 504 and an offering of 280,000 units at $1.00 per unit to persons who are "Non - U.S. Persons" in accordance with Regulation S of the United States Securities Act of 1933, as amended. The total proceeds of $530,000, of which $242,675 was received at year end, will help the Company to complete its anticipated plan of operations. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

2.   SIGNIFICANT ACCOUNTING POLICIES

     In preparing these financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, the reported amount of revenues, and expenses for the year. Actual results in future periods could be different from these estimates made in the current year. The following is a summary of the significant accounting policies of the Company:

     Principles of consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Advertain Canada. All significant inter-company balances and transactions have been eliminated.

     Reporting on costs of start-up activities

     In April 1998, the American Institute of Certified Public Accountant's issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" ("SOP 98-5") which provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998 with initial adoption reported as the cumulative effect of a change in accounting principle. The Company adopted SOP 98-5 during the current period.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

     Web site

     The Company capitalized the web site which was acquired on the acquisition of Advertain Canada. The web site cost will be assessed annually by the company's management to determine if there has been an impairment on the web site's value. The web site cost will be amortized over 5 years once the Company has commenced commercial operations, which are expected to start in the year 2000.

     Capital assets

     Capital assets are recorded at cost and are amortized over their useful lives using the declining balance method at the following annual rates:

     Computer equipment                              30%
     Office furniture                                20%
     Computer software                              100%

     Financial instruments

     The Company's financial instruments consist of cash, funds held in trust, accounts receivable, accounts payable and accrued liabilities, due to related parties and promissory note payable. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     Foreign currency translation

     The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52"). Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date. Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date. Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income. Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

     Loss per share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). Under SFAS 128, basic and diluted earnings per share are to be presented. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the year. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

     Segmented information

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the manner in which public companies report information about operating segments in annual and interim financial statements. The statement is effective for fiscal years beginning after December 15, 1997.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

2.   SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

     Income taxes

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expenses (benefit) results from the net change during the year of deferred tax assets and liabilities.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Stock-based compensation

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

     Accounting for derivative instruments and hedging activities

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS 137 to defer the effective date of SFAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not anticipate that the adoption of the statement will have a significant impact on its financial statements.

     Comprehensive income

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components (revenue, expenses, gains and losses). The purpose of reporting comprehensive income is to present a measure of all changes in stockholders' equity that result from recognized transactions and other economic events of the year, other than transactions with owners in their capacity as owners. SFAS No. 130 is effective for financial statements issued for periods beginning after December 15, 1997. The adoption of SFAS 130 has no impact on total stockholders' equity during the current period.

3.   ACQUISITION OF ADVERTAIN ON-LINE CANADA INC.

     On June 23, 1999, the Company acquired all the issued and outstanding share capital of Advertain Canada. As consideration, the Company issued 1,550,000 common shares at a deemed value of $93,000, all of which are restricted shares within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended.

     Advertain Canada was incorporated under the laws of British Columbia on January 28, 1999. Its purpose is to create, design, establish and operate a web site called "Advertain.com" whose primary purpose is to collect and distribute entertaining advertising on the Internet.

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

3.   ACQUISITION OF ADVERTAIN ON-LINE CANADA INC. (cont'd...)

     The issue of 1,550,000 common shares by the Company represented only 24% of the issued and outstanding common shares at June 23, 1999. Therefore, the acquisition of Advertain Canada was accounted for by the purchase method of accounting. The cost of the acquisition should be based on the fair value of the consideration given, except where the fair value of the consideration given is not clearly evident, then fair value of the net assets acquired is used. At June 23, 1999, the Company's common shares were not publicly traded, so there was no obtainable market price per share. Therefore, the cost of the acquisition was determined by the fair value of the net assets of Advertain Canada which was determined as follows:

          Current assets                                              $  58,978
          Capital assets                                                 19,916
          Web site                                                      178,155
                                                                      ---------

                                                                        257,049
                                                                      ---------

          Accounts payable and accrued liabilities                       (7,942)
          Due to related parties                                        (55,440)
                                                                      ---------
          Promissory note payable                                      (100,667)
                                                                      ---------

                                                                       (164,049)
                                                                      ---------
          Net fair value                                              $  93,000
                                                                      =========


4.   FUNDS HELD IN TRUST

     Funds held in trust are for security on the corporate credit cards. These funds accrue interest from 3.5% to 5.37% per annum.


5.   CAPITAL ASSETS
     ===========================================================================
                                                    Accumulated             Net
                                           Cost    Amortization      Book Value
     --------------------------------------------------------------------------
     Computer equipment            $     47,376    $      5,081    $     42,295
     Office furniture                     4,229             365           3,864
     Computer software                   11,922           1,568          10,354
                                   ------------    ------------    ------------

                                   $     63,527    $      7,014    $     56,513
     ===========================================================================

6.   WEB SITE
     ===========================================================================
     Acquired cost (Note 3)                                        $    178,155
     ===========================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

7.   PROMISSORY NOTE PAYABLE
     ===========================================================================

     Principal amount                                              $    100,000
     Accrued interest                                                     5,401
                                                                   ------------

                                                                   $    105,401
     ===========================================================================

     The promissory note payable accrues interest at 9% per annum and is repayable together with interest on May 31, 2000. Subsequent to the year end (Note 14e), the promissory note payable was settled by the issue of 100,000 units.


8.   CAPITAL STOCK

     In connection with a private placement offering completed on September 14, 1998, the Company issued 1,000,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, for proceeds of $1,000.

     In connection with a private placement offering completed on September 14, 1998 the Company issued 50,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, for proceeds of $50. These shares were returned to the Company and cancelled on October 4, 1999.

     In connection with a private placement offering completed on March 15, 1999 the Company issued 4,000,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $40,000.

     In connection with a private placement offering completed on March 25, 1999 the Company issued 35,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $1,750.

     In connection with the acquisition of Advertain On-Line Canada Inc. on June 23, 1999, the Company issued 1,550,000 shares of common stock under Regulation D, subject to Rule 144 of the Securities Act of 1933 as amended, with a value of $93,000.

     In connection with a private placement offering completed on September 14, 1999 the Company issued 400,000 shares of common stock under Regulation D, subject to Rule 504 of the Securities Act of 1933 as amended, for proceeds of $100,000.


9.   STOCK OPTIONS

     The Company has the following stock options outstanding:

     Vested stock options

     ===========================================================================

                   Number              Exercise
                of Shares                 Price                 Expiry Date
     ---------------------------------------------------------------------------
                  160,000                 $0.25                May 31, 2009
                  553,000                  0.50                May 31, 2009
     ===========================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

9.   STOCK OPTIONS (cont'd.....)

     Non-vested stock options

     The Company has granted 110,000 stock options exercisable at $0.50 per share that become vested in allotments of 27,500 shares every six months from March 1, 2000 to September 1, 2001. These options are exercisable from their vesting date to May 31, 2009.

     The Company has granted 195,000 stock options exercisable at $0.50 per share that become vested in allotments of 48,750 shares every six months from June 1, 2000 to December 1, 2001. These options are exercisable from their vesting date to May 31, 2009.

     The Company has granted 257,000 stock options exercisable at $0.50 per share that have not been allocated. These options will be exercisable from their vesting date to May 31, 2009.


10.  RELATED PARTY TRANSACTIONS

     During the period, the Company entered into the following transactions with related parties:

     a) The Company paid consulting fees of $32,250 to the director and president of the Company. On June 23, 1999, the Company agreed to a consulting agreement with the president to pay a consulting fee of $60,000 per annum. This agreement is for two years and is automatically renewable for successive two year terms unless either party gives written notice of non-renewal not less than six months prior to expiry of any term.

          The president has advanced to the Company short-term loans of $35,774, which are non-interest bearing with no specific terms of repayment. The Company has a note payable to the president for $15,010 of which $13,694 is principal and $1,316 is accrued interest. The note is payable on demand and accrues interest at the Royal Bank of Canada's prime rate plus 4%.

     b) A relative of the president loaned the Company $5,820. The loan was repaid subsequent to the period end by the issue of 23,000 common shares (Note 14a).

     c) The Company paid or accrued consulting fees of $23,000 to a Company owned by a former director and officer of the Company.


11.  INCOME TAXES

     The Company's total deferred tax asset is as follows:

     ===========================================================================

     Net operating loss carry forward                                 $ 197,405
     Losses utilized to reduce future income tax liability              (81,950)
                                                                      ---------

                                                                        115,455
                                                                      ---------

     Valuation allowance                                               (115,455)
                                                                      ---------

                                                                      $     --
     ===========================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999


11.  INCOME TAXES (cont'd.....)

     Future income taxes result from timing differences between amounts reported on the financial statements and amounts reported for income tax purposes. The future income tax liability of $81,950 relates to the timing differences in the web site. This amount will be reduced during the amortization of the web site.

     The Company has an operating loss carryforward of approximately $112,469 which expires in the year 2019. The Company's subsidiary, Advertain Canada, has Canadian operating losses carryforward of approximately $346,011 which expires in the year 2006. The Company provided a full valuation allowance on the net operating loss carry forward because of the uncertainty regarding realizability.


12.  SEGMENTED INFORMATION

     The Company's operates in Canada. Its administration and research and development facilities are in Canada. The Company's loss for the period incurred as follows:
     ===========================================================================

     Canada                                                            $260,897
     U.S.A                                                              112,470
                                                                       --------

                                                                       $373,367
     ===========================================================================
     The Company's assets are as follows:
     ===========================================================================

     Canada                                                            $366,141
     U.S.A                                                               16,676
                                                                       --------

                                                                       $382,817
     ===========================================================================


13.  STOCK BASED COMPENSATION EXPENSE

     Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, compensation cost for stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price. No stock based compensation has resulted from the use of this standard.

     Following is a summary of the status of the plan during 1999:

     ===========================================================================

                                                                       Weighted
                                                                        Average
                                                         Number        Exercise
                                                      of Shares           Price
     ---------------------------------------------------------------------------
         Granted                                      1,275,000        $   0.47
         Forfeited                                         --              --
         Exercised                                         --              --

                                                      ---------
     Outstanding at December 31, 1999                 1,275,000            0.47
     ===========================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================

13.  STOCK BASED COMPENSATION EXPENSE (cont'd...)


     Following is a summary of the status of options outstanding at December 31, 1999:

     ===================================================================================================
                                            Outstanding Options                  Exercisable Options
                                 -----------------------------------------------------------------------
                                                 Weighted
                                                  Average       Weighted                        Weighted
                                                Remaining        Average                         Average
                                              Contractual       Exercise                        Exercise
     Exercise Price                  Number          Life          Price         Number            Price
     ---------------------------------------------------------------------------------------------------
     $   0.25                       160,000           9.5       $   0.25        160,000         $   0.25
         0.50                     1,115,000           9.5           0.50        553,000             0.50
     ===================================================================================================

     Compensation

     Had compensation cost been recognized on the basis of fair value pursuant to Statement of Financial Accounting Standards No. 123, net loss and loss per share would have been adjusted as follows:

     ===========================================================================

     Net loss
         As reported                                                $  (373,367)
                                                                    ===========
         Pro forma                                                  $  (449,124)
                                                                    ===========
     Basic and diluted loss per share
         As reported                                                $     (0.07)
                                                                    ===========

         Pro forma                                                  $     (0.09)
     ===========================================================================

     The fair value of each option granted is estimated using the Black Scholes Model. The assumptions used in calculating fair value are as follows:

     ===========================================================================

     Risk-free interest rate                                              6.085%
     Expected life of the options                                        2 years
     Expected volatility                                                  0.001%
     Expected dividend yield                                                 --
     ===========================================================================

ADVERTAIN ON-LINE INC.
(formerly Silverwing Systems Corporation)
(A Development Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1999

================================================================================
14.  SUBSEQUENT EVENTS

     The following events occurred subsequent to period end:

     a) On January 11, 2000, the Company settled a loan of $5,820 from a related party by issuing 23,000 restricted shares under rule 144 of the Securities Act of 1933, as amended.

     b) On January 28, 2000, the Company issued pursuant to a private placement, 500,000 common shares at $0.50 per share for total proceeds of $250,000. The private placement was issued in accordance with Regulation D, Rule 504 of the United States Securities Act of 1933, as amended.

     c) On January 4, 2000, the Company adopted a stock option plan of 1,000,000 common shares. These options referred to as the "2000 Stock Option Plan" have not been allocated to any individuals, nor has the exercise price been determined. However, once the options are granted they will expire on December 31, 2010.

     d) On March 1, 2000, the Company issued pursuant to a private placement, 280,000 units at $1.00 per share. Each unit consisted of one common share of the company and a warrant, which entitles the holder thereof, to purchase another common share of the Company at $1.00 per share until March 1, 2002. The private placement was issued in accordance with Regulation S of the United States Securities Act of 1933, as amended.

     e) On March 1, 2000, the Company settled the promissory note payable of $105,401 by issuing 100,000 units. Each unit consisted of one common share of the Company and a warrant, which entitles the holder thereof, to purchase another common share of the Company at $1.00 per share until March 1, 2002. The private placement was issued in accordance with Regulation S of the United States Securities Act of 1933, as amended.

PART II


INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24. Indemnification of Directors and Officers

     See "Management - Limitation of Liability and Indemnification."

Item 25. Other Expenses Of Issuance And Distribution

     The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC Registration  Fee .......................................         1,034
Blue Sky Fees and Expenses ..................................         7,500
Transfer Agent Fees .........................................         1,500
Accounting Fees and Expenses ................................        10,000
Legal Fees and Expenses .....................................        20,000
Printing and Engraving ......................................         2,500
Miscellaneous ...............................................         5,000
                                                                     ------
        Total                                                        47,534

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     In September, 1998, we sold 1,050,000 restricted shares of common stock, $0.001 par value, at $0.001 per share pursuant to Rule 144 of the Securities Act to 2 investors for a total consideration of $1,050. We cancelled and returned to treasury 50,000 shares upon the completion of the acquisition of Advertain On-Line Canada, Inc.

     In March, 1999, we sold 4,000,000 shares of common stock, $0.001 par value, at $0.01 per share to ten investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $40,000.

     In March, 1999, we sold 35,000 shares of common stock, $0.001 par value, at $0.05 per share to thirty-five investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $1,750.

     In September, 1999, we sold 400,000 shares of common stock, $0.001 par value, at $0.25 per share to four investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $100,000.

     In September, 1999, we issued 1,550,000 shares of common stock, $0.001 par value, at $0.001 per share to one investor pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act as part of the acquisition of Advertain On-Line Canada Inc.

     In January, 2000, we sold 500,000 shares of common stock, $0.001 par value, at $0.50 per share to twenty-one investors pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act for a total consideration of $250,000.

     In January, 2000, we settled a loan of $5,820 which did not bear any interest and could be prepaid at any time. We issued 23,000 restricted shares under Rule 144 of the Securities Act in full satisfaction of such loan.

     In March, 2000, we sold 280,000 units consisting of 280,000 shares of common stock, $0.001 par value, and 280,000 warrants exercisable into common stock at $1.00 per share for two years. The units were sold at $1.00 per share to two investors pursuant to Regulation S of the Securities Act for a total consideration of $280,000.

     In March, 2000, we settled a promissory note payable to Dinostar Investments Ltd. in the amount of $105,401 by issuing 100,000 units, with each unit consisting of one share of common stock and one warrant entitling the holder to purchase an additional share of common stock at $1.00 until March 1, 2002. The units were issued pursuant to Regulation S of the Securities Act.

     In April, 2000, we sold 18,140 shares of common stock at $1.00 per share to one investor pursuant to Regulation S of the Securities Act for a total consideration of $18,140.

     In June, 2000, we offered 270,000 units consisting of 270,000 shares of common stock $0.001 par value and 270,000 warrants exercisable into common stock at $1.00 per share for two years. The units are offered at $1.00 per share pursuant to Section 3(b) and Rule 504 of Regulation D of the Securities Act

                                INDEX TO EXHIBITS

     Item 27.      Exhibits

     Exhibit
     Number      Description of Exhibit
     ------      ----------------------
     3.1         Articles of Incorporation.
     3.2         Certificate of Amendment of Articles of Incorporation, dated
                 August 18, 1999.
     3.3         By-Laws.
     4.1         Specimen Common Stock Certificate*
     5.1         Opinion of Beckman, Millman & Sanders, LLP.
     10.1        Silverwing Systems Corporation 1999 Employee, Consultant and
                 Advisor Stock Compensation Plan, dated May 31, 1999.
     10.2        Independent Contractor Agreement between Silverwing Systems
                 Corporation and Knight Financial LTD., dated June 1, 1999.
     10.3        Consulting Agreement between Silverwing Systems Corporation and
                 Cage Consulting LTD., dated June 23, 1999.
     10.4        Advertain On-Line Inc. 2000 Employee, Consultant and Advisor
                 Stock Compensation Plan, dated January 4, 2000.
     10.5        Form of Warrant Agreement.
     23.1        Consent of Beckman, Millman & Sanders, LLP (included in Exhibit
                 5.1).
     23.2        Consent of Davidson & Co.
     27.1        Financial Data Schedule for the twelve months ended
                 December 31, 1999 and the three months ended March 31, 2000.

     -------------------------
     * To be filed by amendment.

     Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining any liability under the Securities Act, treat information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement; and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington on July 26, 2000.




                                      ADVERTAIN ON-LINE INC.


                                      By: /s/ A Cage
                                          ---------------------------
                                          A Cage
                                          President & Chief Executive Officer